Filed Pursuant to Rule 424(b)(3)
                                             Registration Statement No.333-48966



                                     CANAL+

                              NOTICE TO HOLDERS OF
              CANAL+ ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES



      The United States shareholders of CANAL+ are hereby informed that the ordinary and extraordinary shareholders' meeting previously convened for December 5, 2000 will, for technical reasons, be held instead on DECEMBER 8, 2000, at 10 A.M. French time, at UGC Normandie, 116, avenue des Champs Elysees, 75008 Paris, France.

      To vote at the ordinary and extraordinary meeting, holders of CANAL+ American Depositary Shares must return their voting materials to the Depositary, The Bank of New York, by DECEMBER 1, 2000.

      Please refer to the Vivendi Universal joint proxy statement-prospectus dated November 2, 2000 for further information about the shareholders' meeting. If you have any questions, please call Innisfree M&A Incorporated at (212) 750-5833 (banks and brokers) or (877) 750-5837 (toll free for shareholders).

      Thank you.

        Prospectus Supplement dated November 22, 2000 to the Joint Proxy
                  Statement-Prospectus dated November 2, 2000